UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2022

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-9861	16-0968385
(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 635-4000

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, $.50 par value	MTB	New York Stock Exchange
Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series H	MTBPrH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

M&T Bank Corporation 2022 Annual Meeting of Shareholders

M&T Bank Corporation (“M&T”) held its 2022 Annual Meeting of Shareholders on April 25, 2022. At the 2022 Annual Meeting, shareholders approved all of the Board of Directors’ proposals, which included: (i) the election of seventeen (17) directors of M&T, for one-year terms and until their successors are elected and qualified; (ii) the approval of the 2021 compensation of M&T’s Named Executive Officers; and (iii) the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2022.

The voting results for each proposal, including the votes for and against or withheld, and any abstentions or broker non-votes, are described below. Abstentions and broker non-votes (if applicable) were counted for purposes of determining whether a quorum was present but were not treated as votes cast. Therefore, abstentions and broker non-votes (if applicable) did not have the effect of a vote for or against such proposal and were not counted in determining the number of votes required for approval.

The following table reflects the tabulation of the final votes with respect to each director who was elected at M&T’s 2022 Annual Meeting (Proposal 1):

Nominee	For	Against	Abstain	Broker Non-Votes
John P. Barnes	105,306,104	2,513,587	190,396	9,688,305
Robert T. Brady	102,096,667	5,684,423	228,997	9,688,305
Calvin G. Butler, Jr.	103,877,170	3,954,387	178,530	9,688,305
Jane Chwick	106,996,903	819,905	193,279	9,688,305
William F. Cruger, Jr.	107,292,896	505,245	211,946	9,688,305
T. Jefferson Cunningham III	104,734,878	3,055,329	219,881	9,688,305
Gary N. Geisel	99,295,287	8,136,310	578,491	9,688,305
Leslie V. Godridge	107,202,344	625,192	182,552	9,688,305
René F. Jones	103,431,975	3,948,526	629,586	9,688,305
Richard H. Ledgett, Jr.	107,175,180	648,537	186,371	9,688,305
Melinda R. Rich	103,812,730	3,961,325	235,611	9,688,305
Robert E. Sadler, Jr.	104,773,051	3,014,680	222,356	9,688,305
Denis J. Salamone	105,386,138	2,450,737	173,212	9,688,305
John R. Scannell	55,423,154	52,390,628	196,306	9,688,305
Rudina Seseri	107,186,635	640,323	183,129	9,688,305
Kirk W. Walters	105,254,617	2,540,972	214,498	9,688,305
Herbert L. Washington	104,784,002	3,060,791	165,294	9,688,305

The following table reflects the tabulation of the final votes with respect to the approval of the 2021 compensation of M&T’s Named Executive Officers (Proposal 2):

For	Against	Abstain	Broker Non-Votes
102,727,818	4,837,773	444,496	9,688,305

The following table reflects the tabulation of the final votes with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2022 (Proposal 3):

For	Against	Abstain	Broker Non-Votes
111,393,145	6,183,203	122,044	Not Applicable

Item 8.01	Other Events.

M&T Board of Directors Committee Structure and Membership

At a meeting of M&T’s Board of Directors (the “Board”) held on April 19, 2022, the Board updated its committee structure and designated its committee membership, as set forth below, with such changes effective on April 25, 2022.

The Board approved the formation of two new committees, which replace the Nomination, Compensation and Governance Committee (the “NCG Committee”): the Compensation and Human Capital Committee and the Nomination and Governance Committee. These changes were made to allow the Board to enhance the effectiveness of its oversight of many important areas that have continued to grow in significance to M&T but have previously been within the purview of one only committee, the NCG Committee.

The Compensation and Human Capital Committee will provide oversight of executive compensation functions and succession planning, as well as review M&T’s human capital strategies and diversity, equity and inclusion efforts, among other responsibilities. The Nomination and Governance Committee will assist the Board in identifying qualified and experienced directors, oversee corporate governance issues and review M&T’s Environmental, Social and Governance (ESG) strategies and policies, among other responsibilities. The charters for both committees, along with other committee charters, are available on M&T’s website at https://ir.mtb.com/corporate-governance.

The Board designated the membership of the Board’s standing committees as set forth below. Each of the Audit Committee, Compensation and Human Capital Committee, Nomination and Governance Committee, and Risk Committee is comprised solely of directors who are independent under the standards established by the New York Stock Exchange and Securities and Exchange Commission (“SEC”) and who meet other qualification requirements applicable to such committees as determined by the Board.

Board Committee Membership

Audit Committee	Compensation and Human Capital Committee
Denis J. Salamone* (Chair) William F. Cruger, Jr.* T. Jefferson Cunningham III Herbert L. Washington	Gary N. Geisel (Chair) Melinda R. Rich Herbert L. Washington
*“Audit committee financial expert” under Item 407(d) of Regulation S-K of the SEC

Executive Committee	Nomination and Governance Committee
Robert E. Sadler, Jr. (Chair) Robert T. Brady Gary N. Geisel René F. Jones	Robert T. Brady (Chair) Calvin G. Butler, Jr. John R. Scannell

Risk Committee
Robert E. Sadler, Jr.† (Chair) John P. Barnes† Jane Chwick† Leslie V. Godridge† Richard H. Ledgett, Jr.
†“Risk management expert” under Regulation YY of the Board of Governors of the Federal Reserve System

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

Date: April 29, 2022	By:	/s/ Marie King
Name: Marie King
Title: Senior Vice President and Corporate Secretary

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